Exhibit 13.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each undersigned officer of Anheuser-Busch InBev SA/NV (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended 31 December 2023 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: 11 March 2024	By:	/s/ Michel Doukeris
	Name:	Michel Doukeris
	Title:	Chief Executive Officer

Date: 11 March 2024	By:	/s/ Fernando Tennenbaum
	Name:	Fernando Tennenbaum
	Title:	Chief Financial Officer